EXHIBIT 99.2

     Media Contacts:                             Investor Relations:
     Michael Wilczak                             William McHale
     Infocrossing, Inc.                          Infocrossing, Inc.
     201-840-4941                                201-840-4732
     mwilczak@infocrossing.com                   wmchale@infocrossing.com


             INFOCROSSING, INC. ANNOUNCES 2003 FISCAL THIRD QUARTER
                                 CONFERENCE CALL

LEONIA, New Jersey, November 10th, 2003- Infocrossing, Inc. (NASDAQ: IFOX), a leading provider of selective IT and business process outsourcing solutions, announced today that its 2003 fiscal third quarter conference call will begin at 4:15PM Eastern on Thursday, November 13, 2003. The Company plans to release financial results the morning of November 13th.

Anyone interested in participating should call 800-475-2151 when calling within the United States or 973-582-2710 when calling internationally. There will be a playback available until November 20, 2003. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 4306006 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at Infocrossing's website at www.infocrossing.com. The webcast may also be accessed at ViaVid's website at www.viavid.net. The webcast can be accessed until December 13, 2003 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit:
http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.
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About Infocrossing, Inc. (http://www.infocrossing.com) Infocrossing, Inc.
(Nasdaq: IFOX) is a premier provider of a full range of Information Technology outsourcing services, including mainframe and open system outsourcing, remote systems and network management, business process outsourcing, and Information Technology infrastructure consulting. With nearly 20 years of experience managing large, mission-critical Information Technology systems, Infocrossing assures the optimal performance, security, reliability and scalability of customers' mainframes, distributed servers and networks, irrespective of where the systems components are located. Infocrossing maintains strategic alliances with leading technology providers, including IBM, Computer Associates, EMC, Sun Microsystems, Intel, and Cisco Systems.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.